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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549


                                       FORM 8-K

                                    CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d) OF
                         THE SECURITIES EXCHANGE ACT OF 1934



                                    Date of Report
                 (Date of Earliest Event Reported): October 15, 1996


                                    ZONAGEN, INC.
                -----------------------------------------------------
                (Exact name of registrant as specified in its charter)


           Delaware                    1-11824           76-0233274
-------------------------------      ------------     ----------------
(State or other jurisdiction of      (Commission      (I.R.S. Employer
incorporation or organization)       File Number)    Identification No.)


2408 Timberloch Place, Suite B-4, The Woodlands, Texas        77380
------------------------------------------------------        -----
     (Address of principal executive offices)               (Zip Code)

                                 (713) 367-5892
           -------------------------------------------------------
             (Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS

    On October 15, 1996, Zonagen, Inc. (the "Company") completed the final closing of its private placement of its Series B Convertible Preferred Stock, par value $0.001 per share (the "Series B Preferred Stock"). The Company sold an aggregate of 1,692,500 shares in the private placement at a price of $10.00 per share, representing aggregate gross proceeds of approximately $16.9 million. Zonagen intends to use the net proceeds of the private placement to fund Phase III clinical trials of VASOMAX-TM-, the Company's oral therapeutic for male impotency, and for general corporate purposes.

    The Company's Series B Preferred Stock is initially convertible into approximately 1.51 shares of the Company's Common Stock. The conversion price is subject to adjustment in certain circumstances.

    On October 1, 1996, the Company issued a press release which reported an initial closing of the sale of shares of its Series B Preferred Stock. The press release is filed as an exhibit to this Current Report on Form 8-K pursuant to Rule 135c under the Securities Act of 1933, as amended.

ITEM 7.  EXHIBITS

    Exhibit 99.1   -- Press Release

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                                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  ZONAGEN, INC.

Date: October 15, 1996

                                  /s/ LOUIS PLOTH, JR.
                                  ------------------------------------------
                                  Louis Ploth, Jr.
                                  Vice President of Business Development and
                                  Chief Financial Officer



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